Exhibit 10.1

Execution Version

GUARANTY AGREEMENT

This Guaranty (this “Guaranty”) is dated as of May 18, 2016, by and between KBR, Inc., a Delaware corporation (the “Guarantor”), in favor of Wyle Inc., a Delaware corporation (the “Beneficiary”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

Recitals

WHEREAS, this Guaranty is being provided in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Beneficiary, KBR Holdings, LLC, a Delaware limited liability company (“Parent”), Road Runner Merger Sub, Inc., a Delaware corporation (“Merger Subsidiary”), and CSC Shareholder Services LLC, a Delaware limited liability company;

WHEREAS, Parent is a wholly-owned Subsidiary of the Guarantor, and the Guarantor acknowledges and agrees that it will derive benefit under the Merger Agreement and the transactions contemplated thereby (the “Transaction”); and

WHEREAS, as an inducement to the Beneficiary to enter into and consummate the Transaction, and as consideration therefor, the Guarantor has agreed to enter into this Guaranty in favor of the Beneficiary.

NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, and to induce the Beneficiary to consummate the Transaction, the Guarantor hereby agrees as follows:

1. Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due, punctual and full payment and performance of each of Parent’s and Merger Subsidiary’s present and future payment and performance obligations under the Merger Agreement or any other Transaction Agreement to which Parent or Merger Subsidiary is a party, including the payments due from Parent pursuant to the terms of Sections 2.6, 2.7(d) and 6.8 of the Merger Agreement (collectively, the “Guaranteed Obligations”), as and when due under the Guaranteed Obligations. This Guaranty shall be a guarantee of payment and performance and not merely of collection. The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be unconditional, and shall not be discharged or otherwise affected by (i) the validity or enforceability of the Merger Agreement against Parent or Merger Subsidiary (except as otherwise provided in Section 2 below), (ii) any change herein or amendment or waiver of any provision of the Merger Agreement, (iii) any extension of time with respect to or failure to enforce any Guaranteed Obligations, (iv) the recovery of any judgment against Parent or Merger Subsidiary or any action to enforce the same, (v) any failure by the Beneficiary to give notice of default to the Guarantor or any other notice to the Guarantor, (vi) the occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to Parent or Merger Subsidiary, or the dissolution, liquidation or winding up of the Guarantor, Parent or Merger Subsidiary, or (vii) any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor covenants that this Guaranty will not be discharged except by complete payment and performance of all

Guaranteed Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of amounts due under the Merger Agreement is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of the Guarantor, Parent or Merger Subsidiary or otherwise, all as though such payment had not been made. The Guarantor is a primary obligor and not merely a surety for the Guaranteed Obligations and the Beneficiary may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Guaranteed Obligations, regardless of whether action is brought against Parent or Merger Subsidiary or any other Person, whether or not Parent or Merger Subsidiary or any other Person is joined in any such action or actions.

2. Specific Defenses of Guarantor. The Beneficiary agrees that in no event shall Guarantor be required to pay any amount or perform any obligation hereunder except and then only to the extent that Parent or Merger Subsidiary is so obligated to pay or perform under the terms of the Guaranteed Obligations, and in each case, the Guaranteed Obligations are subject to such defenses, counterclaims and rights of set off and recoupment that Parent or Merger Subsidiary may have under the Merger Agreement, including (a) any claim, set-off, deduction, defense or release that Parent or Merger Subsidiary could assert against the Beneficiary under the terms of, or with respect to, the Merger Agreement (subject to the limitations on liability set forth therein), (b) with respect to whether the Guaranteed Obligations that are alleged due and payable are in fact due and payable, including that the Guaranteed Obligations have been paid and whether payment is excused or waived under the terms of the Merger Agreement, and (c) any lack of enforceability of the Merger Agreement or any agreement or instrument relating thereto (including any other documents contemplated to be entered into in connection with the Merger Agreement), by reason of fraud.

3. Sole Remedy.

(a) No Person other than the Guarantor has any obligations under this Guaranty and with respect to this Guaranty, the Beneficiary has no remedy, recourse or right of recovery against, or contribution from any other Person, including (i) any Subsidiary or Affiliate of the Guarantor, (ii) any officer, equityholder, director, employee, agent, controlling person or assignee of the Guarantor or of any Subsidiary or Affiliate of the Guarantor, or (iii) any lender or prospective lender, lead arranger, arranger, agent, broker, underwriter or representative of or to the Guarantor, Parent or Merger Subsidiary (collectively, the “Parent Related Parties”), whether through the Guarantor, Parent or Merger Subsidiary or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable claim, action lawsuit or proceeding, by virtue of any Law, by or through a claim by or on behalf of the Guarantor, the Parent or Merger Subsidiary against the Guarantor or any Parent Related Party, or otherwise, except for its rights against the Guarantor under this Guaranty.

(b) The Beneficiary hereby covenants and agrees that it shall not institute, directly or indirectly, any claim, action, lawsuit or proceeding arising under, or in connection with, this Guaranty, the Merger Agreement or the Transaction, against the Guarantor or any Parent Related Party except for (i) claims by the Beneficiary against the Guarantor under and in accordance with this Guaranty (the “Retained Guaranty Claims”), or (ii) claims by the

Beneficiary against Parent or Merger Subsidiary under and in accordance with the Merger Agreement (the “Retained Merger Agreement Claims” and together with the Retained Guaranty Claims, the “Retained Claims”).

(c) Recourse (i) against the Guarantor solely with respect to the Retained Guaranty Claims and (ii) against Parent or Merger Subsidiary, as applicable, solely with respect to the Retained Merger Agreement Claims shall be the sole and exclusive remedy of the Beneficiary against the Guarantor or any Parent Related Party in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Transaction, or this Guaranty (including in respect on any representations made or alleged to be made in connection with this Guaranty), and such recourse shall be subject to the other limitations described herein and therein.

4. Termination. The Guarantor shall have no further liability or obligation under this Guaranty from and after the earliest of (a) a written agreement between the Guarantor and the Beneficiary terminating the obligations and liabilities of the Guarantor pursuant to this Guaranty and (b) the termination of the Merger Agreement in accordance with its terms.

5. Representations and Warranties. The Guarantor hereby represents and warrants to the Beneficiary that the obligations of the Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of the Guarantor, and the execution and delivery of this Guaranty by the Guarantor has been duly and validly authorized in all respects by the Guarantor, and the person who is executing and delivering this Guaranty on behalf of the Guarantor has full power, authority and legal right to so do.

6. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications under this Guaranty shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by facsimile (with written confirmation of transmission), (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt) or (d) when sent by e-mail, provided that an additional copy is delivered one (1) Business Day thereafter in accordance with the delivery methods set forth in the preceding clauses (a) or (c), in each case to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Guarantor:

KBR, Inc.
601 Jefferson Avenue
Houston, Texas 77002
Attn: Executive Vice President and General Counsel
Fax: (713) 753-2017
Email: eileen.akerson@kbr.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
Park Place II, Ninth Floor 7930 Jones Branch Drive McLean, Virginia 22102
Attn:	Carine Stoick
Fax:	(703) 610-6215
Email:	carine.stoick@hoganlovells.com

To the Beneficiary:

Wyle Inc.
c/o Court Square Capital Partners Park Avenue Plaza 55 East 52nd Street, 34th Floor
New York, NY 10055
Attn:	Kevin D. Brown
Fax:	(212) 752-6184
Email:	Kbrown@courtsquare.com

with a copy (which shall not constitute notice) to:

Dechert LLP
Cira Centre 2929 Arch Street Philadelphia, PA 19104
Attn:	Geraldine A. Sinatra
Eric S. Siegel
Fax:	(215) 994-2222
	Email:	geraldine.sinatra@dechert.com;
eric.siegel@dechert.com

(b) Counterparts; Signatures. This Guaranty may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties hereto are not signatory to the original or the same counterpart. For purposes of this Guaranty, e-mail, facsimile or other electronic signatures shall be deemed originals, and the parties hereto agree to exchange original signatures as promptly as possible.

(c) Confidentiality. This Guaranty shall be treated as confidential and is being provided to the Beneficiary solely in connection with the Transaction. This Guaranty may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the Guarantor.

(d) Governing Law. This Guaranty shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereunder.

(e) Consent to Jurisdiction; Venue. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE, COUNTY OF NEW CASTLE. BY EXECUTING AND DELIVERING THIS GUARANTY, THE PARTIES HERETO IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 6(a); AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES HERETO UNCONDITIONALLY AND IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY SUCH JUDICIAL PROCEEDING OR OTHER ACTION ARISING OUT OF OR RELATING TO THIS GUARANTY.

(f) Headings. The headings contained in this Guaranty are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Guaranty.

(g) Waiver and Amendment. This Guaranty may be amended, modified or supplemented only by a written mutual agreement executed and delivered by the parties hereto. Except as otherwise provided in this Guaranty, any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiary of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.

(h) Entire Agreement. This Guaranty, the Merger Agreement, the other Transaction Agreements and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements and understandings between the parties with respect to such subject matters.

(i) Severability. If any provision of this Guaranty or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

(j) Including. Whenever the words “include,” “includes” or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation.”

(k) Successors and Assigns. This Guaranty and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Guaranty is not transferable or assignable by the Beneficiary. The Guarantor may not assign or delegate, in whole or in part, its obligations hereunder to any other person without the prior written consent of the Beneficiary, and any purported assignment or delegation in violation of this clause (k) shall, in the sole discretion of the Beneficiary, be void ab initio.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GUARANTOR

KBR, Inc.

By:	/s/ J. Philip McCormick
Name:	J. Philip McCormick
Title:	Vice President - Treasurer

BENEFICIARY

Wyle Inc.

By:	/s/ Roger Wiederkehr
Name:	Roger Wiederkehr
Title:	Chief Executive Officer

[Signature Page to Guaranty Agreement]